UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): May 26, 2005


                                  FRED'S, INC.
               (Exact Name of Registrant as Specified in Charter)


                         Commission File Number 00-19288

            Tennessee                                          62-0634010
   (State or other jurisdiction                            (I. R. S. Employer
 of incorporation or organization)                         Identification No.)

   4300 New Getwell Road, Memphis, TN                            38118
(Address of principal executive offices)                       (Zip Code)


               Registrant's telephone number, including area code
                                 (901) 365-8880


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition

On May 26, 2005, Fred's, Inc. issued a press release announcing its financial results for the first fiscal quarter ended April 30, 2005. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference. The information in this report, including the exhibit attached hereto, is furnished pursuant to Item 2.02 and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.


Item 9.01.  Financial Statements, Pro Forma Financial Information and Exhibits.

    (c)   Exhibits:

      Exhibit
      Number    Description
      -------   ---------------------------------------------------------------

       99.1     Press release issued by Fred's, Inc., dated May 26, 2005.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          FRED'S, INC.
                                          (Registrant)

                                          By:  /s/ Jerry A. Shore
                                          ------------------------------
                                          Jerry A. Shore,
                                          Executive Vice President and
                                          Chief Financial Officer



Date:  May 26, 2005

                                INDEX TO EXHIBITS


   Exhibit
    Number       Description
---------------  --------------------------------------------------------------

     99.1        Press release issued by Fred's, Inc., dated May 26, 2005

                                                                    Exhibit 99.1

FRED'S                           4300 New Getwell Road, Memphis, Tennessee 38118



                                           Contact: Jerry A. Shore
                                                    Executive Vice President and
                                                    Chief Financial Officer
                                                    (901) 362-3733, Ext. 2217


                      FRED'S REPORTS FIRST QUARTER RESULTS


MEMPHIS, Tenn. (May 26, 2005) - Fred's, Inc. (NASDAQ/NM: FRED) today reported financial results for the first quarter ended April 30, 2005.

     Net income for the first quarter of fiscal 2005 totaled $6.7 million or $0.17 per diluted share compared with $7.2 million or $0.18 per diluted share in the year-earlier quarter. As reported earlier, retail sales by Company stores for the first quarter increased 13% and total sales rose 12% to $382.7 million compared with $341.5 million in the same period last year. On a comparable store basis, sales increased 3.0% for the quarter, up from a 2.7% increase in the same period last year.

     Commenting on the results, Michael J. Hayes, Chief Executive Officer, said, "The market remained tough throughout the first quarter, with customer count and spending suffering the last two weeks of each month. Overall sales were below plan, with a large part of this occurring at the end of April. Sales mix, which had been trending to the lower margin areas, stabilized in April for the first time in 10 months. We expected cost savings from operational and technology initiatives to help offset the effect of slower sales, but these initiatives did not begin to produce a meaningful impact until April. Thus, the combination of lower-than-expected sales and expense deleveraging caused us to miss our plan by one cent per share for the quarter.

     "Although the sales environment remains challenging, we continue to make progress on other strategic initiatives that we think will lead to improved sales and operating performance over the balance of the year, especially in the second half," Hayes continued. "Our inventory position is good, and with the recent success of our inventory allocation model, we are able to better position our inventory throughout our stores. New store and pharmacy openings are on plan, with 21 and 7, respectively, opened in the first quarter. Lastly, the implementation of our refrigerated foods program is on schedule for completion by the end of 2005. To date, 64 stores are on the cooler program and are now able to accept government aid electronic benefits transfer cards. Test stores with that program in place have experienced a significant improvement in comparable store sales compared with our overall Company average. All of these initiatives, as they progress, should contribute to improved results through the balance of 2005."

                                     -MORE-

FRED Reports First Quarter Results
Page 2
May 26, 2005


     Concluding, Hayes added: "As we look forward, we now believe that total sales for 2005 will increase in the range of 12% to 13% and that comparable store sales will increase in the range of 3% to 4%. The 70-basis-point deleveraging of operating expenses in the first quarter should begin to reverse over the balance of the year, resulting in overall positive expense leverage for 2005 as a whole. We believe the net effect of these changes will be to shift the one-cent shortfall in earnings from the first quarter to the second, but our plan for the year overall remains intact.

     Fred's gross profit for the first quarter of 2005 was $109.0 million compared with $96.8 million in the same period last year, representing an increase of 13% for the period. Gross margin for the quarter was 28.5% of sales compared with 28.3% of sales in the year-earlier period.

     Selling, general and administrative expenses for the first quarter of 2005 increased to 25.8% of sales versus 25.1% of sales in the first quarter last year. This increase was primarily attributable to an increase in store labor and advertising costs as a percent of sales, as well as increases in fuel prices and utilities expenses.

     Operating income for the first quarter of 2005 declined 8% to $10.2 million from $11.1 million in the year-earlier period. Operating income for the quarter was 2.7% of sales versus 3.2% of sales in the first quarter of 2004.

     Fred's Inc. operates 607 discount general merchandise stores, including 25 franchised Fred's stores in the southeastern United States. For more information about the Company, visit Fred's Website at www.fredsinc.com.

     A  public,  listen-only  simulcast  and  replay  of  Fred's  first  quarter conference call may be accessed at the Company's web site or at www.earnings.com. The simulcast will begin at approximately 10:00 a.m. Eastern Time today and a replay of the call will be available beginning at approximately noon Eastern Time and will run until June 26, 2005.

     Comments in this news release that are not historical facts are forward-looking statements that involve risks and uncertainties which could cause actual results to differ materially from those projected in the forward-looking statements. These risks and uncertainties include, but are not limited to, general economic trends, changes in consumer demand or purchase patterns, delays or interruptions in the flow of merchandise between the Company's distribution centers and its stores or between the Company's suppliers and same, a disruption in the Company's data processing services, and costs and delays in acquiring or developing new store sites. Fred's undertakes no obligation to release revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required to be reported under the rules and regulations of the Securities and Exchange Commission. FRED'S, INC. Unaudited Financial Highlights (in thousands, except per share amounts)

                                     -MORE-

FRED Reports First Quarter Results
Page 3
May 26, 2005


                                  FRED'S, INC.
                         Unaudited Financial Highlights
                    (in thousands, except per share amounts)

                                                                 13 Weeks         13 Weeks
                                                                   Ended            Ended
                                                                 April 30,         May 1,            Percent
                                                                   2005             2004             Change
                                                              -------------     -------------      ------------
                                                                                (as restated)
Net sales                                                     $     382,738     $     341,486            12.1%
Operating income                                              $      10,191     $      11,118            -8.3%
Net income                                                    $       6,722     $       7,202            -6.7%
Net income per share:
    Basic                                                     $        0.17     $        0.18            -5.6%
    Diluted                                                   $        0.17     $        0.18            -5.6%
Average shares outstanding:
    Basic                                                            39,549            39,060
    Diluted                                                          39,714            39,706


                                  FRED'S, INC.
                         Unaudited Financial Highlights
                    (in thousands, except per share amounts)

                                                           13 Weeks                     13 Weeks
                                                             Ended                        Ended
                                                           April 30,       % of          May 1,         % of
                                                             2005          Total          2004          Total
                                                          -----------    ---------    ------------   ---------
                                                                                      (as restated)
Net sales                                                 $   382,738       100.0%    $   341,486       100.0%
Cost of goods sold                                            273,709        71.5%        244,692        71.7%
                                                          -----------    ---------    -----------    ---------
Gross profit                                                  109,029        28.5%         96,794        28.3%
Selling, general and administrative expenses                   98,838        25.8%         85,676        25.1%
                                                          -----------    ---------    -----------    ---------
Operating income                                               10,191         2.7%         11,118         3.2%
Interest (income)/expense, net                                    158         0.0%             62         0.0%
                                                          -----------    ---------    -----------    ---------
Income before income taxes                                     10,033         2.7%         11,056         3.2%
Provision for income taxes                                      3,311          .9%          3,854         1.1%
                                                          -----------    ---------    -----------    ---------
Net income                                                $     6,722         1.8%    $     7,202         2.1%
                                                          ===========    =========    ===========    =========
Net income per share:
    Basic                                                 $      0.17                 $      0.18
                                                          ===========                 ===========
    Diluted                                               $      0.17                 $      0.18
                                                          ===========                 ===========
Weighted average shares outstanding:
    Basic                                                      39,549                      39,060
                                                          ===========                 ===========
    Diluted                                                    39,714                      39,706
                                                          ===========                 ===========

                                     -MORE-

FRED Reports First Quarter Results
Page 4
May 26, 2005


                                  FRED'S, INC.
                             Unaudited Balance Sheet
                                 (in thousands)

                                                                                 April 30,          May 1,
                                                                                   2005              2004
                                                                              -------------      -------------
                                                                                                 (as restated)
ASSETS:
Cash and cash equivalents                                                     $      16,488      $       4,573
Inventories                                                                         297,039            263,689
Receivables                                                                          20,609             18,402
Other non-trade receivables                                                          11,872              2,684
Prepaid expenses and other current assets                                             6,568              5,284
                                                                              -------------      -------------
    Total current assets                                                            352,576            294,632
Property and equipment, net                                                         140,519            134,077
Other noncurrent assets                                                               6,551              4,078
                                                                              -------------      -------------
    Total assets                                                              $     499,646      $     432,787
                                                                              =============      =============


LIABILITIES AND SHAREHOLDERS' EQUITY:
Accounts payable                                                              $      88,190      $      75,962
Current portion of indebtedness                                                          18                 18
Current portion of capital lease obligation                                             655                689
Accrued expenses and other                                                           29,680             18,034
Deferred tax liability                                                               17,829             11,056
Income taxes payable                                                                  2,277              2,836
                                                                              -------------      -------------
    Total current liabilities                                                       138,649            108,595

Long-term portion of indebtedness                                                    27,928             21,660
Deferred income taxes                                                                 8,279              4,458
Long-term portion of capital lease obligations                                          879              1,543
Other noncurrent liabilities                                                          2,486              3,241
                                                                              -------------      -------------
    Total liabilities                                                               178,221            139,497
Shareholders' equity                                                                321,425            293,290
                                                                              -------------      -------------
    Total liabilities and shareholders' equity                                $     499,646      $     432,787
                                                                              =============      =============




                                     -END-